UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 16, 2006
                                (March 10, 2006)
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                             HealthSouth Corporation
               (Exact Name of Registrant as Specified in Charter)
                               ------------------

          Delaware                   000-14940                 63-0860407
(State or Other Jurisdicti          (Commission               (IRS Employer
    of Incorporation)               File Number)            Identification No.)


               One HealthSouth Parkway
                 Birmingham, Alabama                            35243
       (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (205) 967-7116

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry Into a Material Definitive Agreement.

On March 10, 2006, the Company announced that it had completed a series of previously announced recapitalization transactions (the "Recapitalization Transactions") and repaid substantially all of its existing indebtedness. The Recapitalization Transactions included (i) entering into credit facilities that provide for credit of up to $2.55 billion of senior secured financing, (ii) entering into an interim loan agreement that provides the Company with $1.0 billion of senior unsecured financing, (iii) completing a $400 million offering of convertible perpetual preferred stock; and (iv) completing cash tender offers to purchase $2.03 billion of the Company's then outstanding senior notes and $319 million of the Company's then outstanding senior subordinated notes and consent solicitations with respect to proposed amendments to the indentures governing each outstanding series of notes. In order to complete the Recapitalization Transactions, the Company also entered into amendments, waivers and consents to the Company's then existing senior secured credit facility, $200 million senior unsecured term loan agreement and $355 million senior subordinated credit agreement to allow for the completion of the Recapitalization Transactions.

The Company used a portion of the proceeds of the loans under the new senior secured credit facilities, the proceeds of the interim loans and the $400 million of proceeds from its previously announced issuance and sale of 400,000 shares of 6.50% Series A Preferred Stock, completed on March 7, 2006, along with cash on hand, to prepay substantially all of its existing indebtedness and to pay fees and expenses related to such prepayment and the Recapitalization Transactions. The remainder of the proceeds and availability under the senior secured credit facilities are expected to be used for general corporate purposes. The Company anticipates refinancing the $1 billion interim loans in the second quarter or third quarter of 2006 through an issuance of debt securities.

As part of the completion of the Recapitalization Transactions, the Company announced on March 10, 2006 that it successfully completed its cash tender offers and related consent solicitations to purchase $2.03 billion of outstanding senior notes and $319 million of outstanding senior subordinated notes. The tender offers expired at 5:00 p.m., New York City time, on March 9, 2006 (the "Expiration Time"). As of the Expiration Time, $1,996,842,000 in aggregate principal amount of senior notes, representing 98.4 % of the senior notes, and $288,964,000 in aggregate principal amount of senior subordinated notes, representing 90.5 % of the senior subordinated notes, were validly tendered for purchase and not withdrawn, and the Company accepted such notes for purchase. The aggregate purchase price, including accrued and unpaid interest and the consent payment, was $2,530,331,119.

A copy of the press release announcing the closing of the Recapitalization Transactions is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Credit Agreement

On March 10, 2006, the Company entered into the Credit Agreement (the "Credit Agreement") with a consortium of financial institutions (collectively, the "Lenders"), JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent ("JPMorgan"), Citicorp North America, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agents, and Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Wachovia Bank, National Association, as co-documentation agents.

The Credit Agreement provides for credit of up to $2.55 billion of senior secured financing. The $2.55 billion available under the Credit Agreement includes (1) a six-year $400 million revolving credit facility (the "Revolving Loans"), with a revolving letter of credit subfacility and swingline loan subfacility, (2) a six-year $100 million synthetic letter of credit facility and
(3) a seven-year $2.050 billion term loan facility (the "Term Loans"). The Term Loans amortize in quarterly installments, commencing with the quarter ending on September 30, 2006, equal to 0.25% of the original principal amount thereof, with the balance payable upon the final maturity. The Term Loans and, prior to the "Leverage Pricing Date" (as defined in the Credit Agreement), the Revolving Loans bear interest (1) if the Company has received an initial corporate credit rating after entering into the Credit Agreement of B+ or better by S&P and B1 or better by Moody's (in each case with at least a stable outlook), at a rate of, at the option of the Company, (a) LIBOR (adjusted for statutory reserve requirements) plus 2.50% or (b) 1.50% plus the higher of (i) the federal funds rate plus 0.50% and (ii) JPMorgan's prime rate, (2) if the Company has received an initial corporate credit rating after entering into the Credit Agreement of B or better by S&P and B2 or better by Moody's (in each case with at least a stable outlook), at a rate of, at the option of the Company, (a) LIBOR (adjusted for statutory reserve requirements) plus 2.75% or (b) 1.75% plus the higher of
(i) the federal funds rate plus 0.50% and (ii) JPMorgan's prime rate or (3) if the Company has not received an initial corporate credit rating from either or both of S&P and Moody's after entering into the Credit Agreement, or has not received an initial corporate credit rating of at least B by S&P and B2 by Moody's (in each case with at least a stable outlook), at a rate of, at the option of the Company, (a) LIBOR (adjusted for statutory reserve requirements) plus 3.25% or (b) 2.25% plus the higher of (i) the federal funds rate plus 0.50% and (ii) JPMorgan's prime rate. After the Leverage Pricing Date, the revolving loans will bear interest at a rate of, at the Company's option, (1) LIBOR (adjusted for statutory reserve requirements) or (2) the higher of (a) the federal funds rate plus 0.50% and (b) JPMorgan's prime rate, in each case, plus an applicable margin that varies depending upon the Company's leverage ratio and its initial corporate credit rating after entering into the Credit Agreement.

As described above, a portion of the proceeds of the loans under the Credit Agreement were used to refinance a portion of the Company's existing indebtedness and to pay fees and expenses related to such refinancing. The remainder of the proceeds will be used for general corporate purposes. The letters of credit issued under the revolving letter of credit subfacility and the synthetic letter of credit facility will be used in the ordinary course of business to secure workers' compensation and other insurance coverages and for general corporate purposes.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants. The Credit Agreement also includes customary events of default, including, without limitation, payment defaults, cross-defaults to other material indebtedness and bankruptcy-related defaults. If any "event of default" (as defined in the Credit Agreement) occurs and is continuing, JPMorgan may, and at the request of the required Lenders will, terminate the commitments and declare all of the amounts owed under the Credit Agreement to be immediately due and payable.

Pursuant to a Collateral and Guarantee Agreement (the "Collateral and Guarantee Agreement"), dated as of March 10, 2006, between the Company, the subsidiaries of the Company identified therein (collectively, the "Subsidiary Guarantors") and JPMorgan, the Company's obligations under the Credit Agreement are (a) secured by substantially all of the assets of the Company and the Subsidiary Guarantors and (b) guaranteed by the Subsidiary Guarantors.


The foregoing descriptions of the Credit Agreement and the Collateral and Guarantee Agreement are qualified in their entirety by reference to such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Interim Loan Agreement

On March 10, 2006, the Company and the Subsidiary Guarantors also entered into the Interim Loan Agreement (the "Interim Loan Agreement") with a consortium of financial institutions (collectively, the "Interim Lenders"), Merrill Lynch Capital Corporation, as administrative agent ("Merrill"), Citicorp North America, Inc. and JPMorgan Chase Bank, N.A., as co-syndication agents, and Deutsche Bank AG Cayman Islands Branch, Goldman Sachs Credit Partners L.P. and Wachovia Bank, National Association, as co-documentation agents. The Interim Loan Agreement provides the Company with $1 billion of senior unsecured interim financing. The loans under the Interim Loan Agreement will mature on March 10, 2007 (the "Initial Maturity Date"). Any Interim Lender who has not been repaid in full on or prior to the Initial Maturity Date will have the option to receive exchange notes (the "Exchange Notes") issued under a certain indenture (the "Exchange Note Indenture") in exchange for the outstanding loan. If any such Lender does not exchange its loans for Exchange Notes on the Initial Maturity Date, the maturity date of the loans will automatically extend to March 10, 2014, prior to which such Lender may exchange its loans for Exchange Notes at any time. The proceeds of the loans under the Interim Loan Agreement were used to refinance a portion of the Company's existing indebtedness and to pay fees and expenses related to such refinancing. The Company's obligations under the Interim Loan Agreement are guaranteed by the Subsidiary Guarantors.

Prior to the Initial Maturity Date, subject to certain agreed upon minimum and maximum rates, the loans will bear interest at a rate per annum equal to: (1) LIBOR, adjusted for statutory reserve requirements ("Adjusted LIBOR") plus 4.50% for the period following the closing date on March 10, 2006 and ending prior to September 10, 2006 and (2) Adjusted LIBOR plus 5.50% as of September 10, 2006 and an additional 0.50% at the end of each three-month period commencing on September 10, 2006 until but excluding the Initial Maturity Date. After the Initial Maturity Date, subject to certain agreed upon minimum and maximum rates, the loans that have not been repaid or exchanged for Exchange Notes will bear interest at the rate borne by the loans on the day immediately preceding the Initial Maturity Date plus 0.50% during the three-month period commencing on the Initial Maturity Date and an additional 0.50% at the beginning of each subsequent three-month period.

The Interim Loan Agreement contains representations and warranties, affirmative and negative covenants and default and acceleration provisions that are substantially similar to the provisions contained in the Credit Agreement. However, following the Initial Maturity Date, most of the affirmative covenants will cease to apply to the Company and the Subsidiary Guarantors and the negative covenants and the default and acceleration provisions will be replaced by those contained in the Exchange Note Indenture (such provisions are customary for high yield transactions).

A copy of the Interim Loan Agreement, together with the Exchange Note Indenture, is filed as Exhibit 10.3 to this report and is incorporated herein by reference. The description above of the Interim Loan Agreement and the Exchange Note Indenture is qualified in its entirety by the complete text of the Interim Loan Agreement and the Exchange Note Indenture, as applicable.

As described above, a portion of the Company's proceeds from the series of Recapitalization Transactions were used to prepay substantially all of the Company's then existing indebtedness. The Company's prepayment of indebtedness included loans under the following agreements: (i) Senior Subordinated Credit Agreement, dated as of January 16, 2004, by and among the Company, the lenders party thereto, and Credit Suisse First Boston, as administrative agent and syndication agent (the "Senior Subordinated Credit Agreement"); (ii) Amended and Restated Credit Agreement, dated as of March 21, 2005, by and among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Wachovia Bank, National Association, as syndication agent, and Deutsche Bank Trust Company Americas, as documentation agent (the "Amended and Restated Credit Agreement"); and (iii) Term Loan Agreement, dated as of June 15, 2005, by and among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp North America, Inc., as syndication agent, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as co-lead arrangers and joint bookrunners (the "Term Loan Agreement").

Upon the closing of the Recapitalization Transactions on March 10, 2006, the Company prepaid and terminated the Senior Subordinated Credit Agreement, the Amended and Restated Credit Agreement, and the Term Loan Agreement. Descriptions of each of the terminated agreements follow.

Senior Subordinated Credit Agreement

On January 16, 2004, the Company entered into the $355 million Senior Subordinated Credit Agreement, which had an interest rate of 10.375% per annum, payable quarterly, with a 7-year maturity, callable after the third year with a premium.

On February 15, 2006, the Company entered into a consent and waiver (the "Consent") to the Senior Subordinated Credit Agreement. Pursuant to the terms of the Consent, the "required lenders" (as defined in the Senior Subordinated Credit Agreement) consented to the prepayment of all outstanding loans in full (together with all accrued and unpaid interest) on or prior to March 20, 2006 and waived certain provisions of the Senior Subordinated Credit Agreement to the extent such provisions prohibited such prepayment. Pursuant to the Consent, along with the payment-in-full of all principal amount of loans and accrued and unpaid interest thereon owed under the Senior Subordinated Credit Agreement, the Company paid a prepayment premium equal to 15.00% of the principal amount of the loans.

The foregoing description of the Senior Subordinated Credit Agreement is qualified in its entirety by the complete text of the Senior Subordinated Credit Agreement, which was attached as Exhibit 10.1 to the Company's Current Report on Form 8-K dated January 20, 2004, and is incorporated herein by reference.

Amended and Restated Credit Agreement

The Amended and Restated Credit Agreement amended and restated the Credit Agreement dated as of June 14, 2002, as amended on August 20, 2002 (the "Original Credit Agreement"), among the Company, the lenders from time to time party thereto, JPMorgan Chase, N.A., as administrative agent, Wachovia Bank, National Association, as syndication agent, UBS Warburg LLC, ScotiaBanc, Inc., and Deutsche Bank AG, New York Branch, as co-documentation agents, and Bank of America, N.A., as senior managing agent.

Pursuant to the Amended and Restated Credit Agreement, the lenders converted $315 million in aggregate principal amount of the loans outstanding under the Original Credit Agreement into a senior secured term facility which would have matured on June 14, 2007 (the "Converted Term Loans"). Such maturity date for the Converted Term Loans, however, would have automatically been extended to March 21, 2010 in the event that (1) such extension became permitted under the Company's Senior Subordinated Credit Agreement or (2) the Senior Subordinated Credit Agreement ceased to be in effect. The Converted Term Loans amortized in quarterly installments, commencing with the quarter ended on September 30, 2005, equal to 0.25% of the original principal amount thereof, with the balance payable upon the final maturity. Until the Company had obtained ratings from Moody's and S&P, the Converted Term Loans carried interest, at the Company's option, at a rate of (1) LIBOR (adjusted for statutory reserve requirements) plus 2.50% or (2) 1.50% plus the higher of (x) the Federal Funds Rate plus 0.50% and (y) JPMorgan's prime rate. After the Company had obtained such ratings, the Converted Term Loans carried interest, at the Company's option, (1) at a rate of LIBOR (adjusted for statutory reserve requirements) plus a spread ranging from 2.00% to 2.50%, depending on the Company's ratings with such institutions or (2) at a rate of a spread ranging from 1.00% to 1.50%, depending on the Company's ratings with such institutions, plus the higher of (x) the Federal Funds Rate plus 0.50% and (y) JPMorgan's prime rate.

In addition, the Amended and Restated Credit Agreement made available to the Company a senior secured revolving credit facility in an aggregate principal amount of $250 million (the "Revolving Facility") and a senior secured revolving letter of credit facility in an aggregate principal amount of $150 million (the "LC Facility"). The commitments under the Revolving Facility and the LC Facility would have expired, and all borrowings under such facilities would have matured, on March 21, 2010.

Pursuant to the Collateral and Guarantee Agreement (the "2005 Collateral and Guarantee Agreement"), dated as of March 21, 2005, between the Company and JPMorgan, the Company's obligations under the Amended and Restated Credit Agreement were secured (1) by substantially all of the assets of the Company and
(2) from and after the date on which the Restrictive Indentures (as defined in the Amended and Restated Credit Agreement) and the Senior Subordinated Credit Agreement permitted the obligations (or an amount thereof) to be guaranteed by or secured by the assets of certain existing and subsequently acquired or organized material subsidiaries of the Company by substantially all of the assets of such subsidiaries. The 2005 Collateral and Guarantee Agreement, along with the guaranty obligation made and the security interests granted therein terminated automatically upon the termination of the Amended and Restated Credit Agreement.

On February 22, 2006, the Company entered into an amendment and waiver (the "Waiver") to the Amended and Restated Credit Agreement. Pursuant to the terms of the Waiver, the "required lenders" (as defined in the Amended and Restated Credit Agreement) waived, in the event that all the transactions contemplated by the Recapitalization Transactions did not occur substantially simultaneously, certain provisions of the Amended and Restated Credit Agreement, to the extent such waiver was required to permit the Company to apply 100% of the net proceeds of the issuance of the convertible preferred stock to the prepayment or repayment of other existing indebtedness. In connection with the Waiver, the Company paid to each lender executing the Waiver on or prior to 5:00 p.m., February 22, 2006, a waiver fee equal to 0.05% of the principal amount of such lender's loans.

The foregoing description of the Amended and Restated Credit Agreement and the 2005 Collateral and Guarantee Agreement is qualified in its entirety by the complete text of the agreements, which were attached as Exhibits 10.1 and 10.2 to the Company's Current Report on Form 8-K dated March 22, 2005, respectively, and are incorporated herein by reference.

Term Loan Agreement

Pursuant to the Term Loan Agreement, the Company obtained a senior unsecured term facility consisting of term loans (the "2005 Term Loans") in an aggregate principal amount of $200 million. The 2005 Term Loans initially carried interest at a rate of LIBO (adjusted for statutory reserve requirements) plus 5.0% per year (the "Initial Rate") and thereafter, at the Company's option, at a rate of
(1) the Initial Rate or (2) 4.0% per year plus the higher of (x) JPMorgan's prime rate and (y) the Federal Funds Rate plus 0.50%. The 2005 Term Loans would have matured in full on June 15, 2010.

On February 15, 2006, the Company entered into an amendment and waiver (the "Amendment") to the Term Loan Agreement. Pursuant to the terms of the Amendment, the "required lenders" (as defined in the Term Loan Agreement) amended certain provisions of the Term Loan Agreement to the extent such provisions prohibited a prepayment of the loans thereunder prior to June 15, 2006. In connection with the prepayment-in-full of the principal amount of loans and accrued and unpaid interest thereon owed under the Term Loan Agreement, the Company paid a prepayment fee equal to 2.00% of the aggregate principal amount of the prepayment.

The foregoing description of the Term Loan Agreement is qualified in its entirety by the complete text of the agreement, which is attached as Exhibits 10 to the Company's Current Report on Form 8-K dated June 15, 2005, and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 1.01 concerning the Company's termination of certain material definitive agreements is hereby incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company's direct financial obligations is hereby incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

See Exhibit Index.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HEALTHSOUTH CORPORATION


                                     By: /s/ JOHN WORKMAN
                                         ------------------------------------
                                         Name:  John Workman
                                         Title: Executive Vice President and
                                                Chief Financial Officer



Date: March 16, 2006


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                                  EXHIBIT INDEX

Exhibit No.               Description
----------                -----------

10.1 Credit Agreement, dated March 10, 2006, by and among the Company, the lenders party thereto, JP Morgan Chase Bank, N.A., as the administrative agent and the collateral agent, Citicorp North America, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agents; and Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P. and Wachovia Bank, National Association, as co-documentation agents.

10.2 Collateral and Guarantee Agreement, dated as of March 10, 2006, by and among the Company, certain of the Company's subsidiaries and JPMorgan Chase Bank, N.A., as collateral agent.

10.3 Interim Loan Agreement, dated March 10, 2006, by and among the Company and certain of the Company's subsidiaries, the lenders party thereto, Merrill Lynch Capital Corporation, as administrative agent, Citicorp North America, Inc. and JP Morgan Chase Bank, N.A., as co-syndication agents; and Deutsche Bank AG Cayman Islands Branch, Goldman Sachs Credit Partners L.P. and Wachovia Bank, National Association, as co-documentation agents.

99.1                      Press release dated March 10, 2006.